                                                                  EXHIBIT 10.24

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


NO. __                                                       $___________

                  5% CONVERTIBLE DEBENTURE DUE AUGUST 6, 1999

         THIS CONVERTIBLE DEBENTURE ("Debenture") is one of a duly authorized issue of Debentures of MRV Communications, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal address at 8943 Fullbright Avenue, Chatsworth, California 91311 (the "Company"), designated as its 5% Convertible Debentures Due August 6, 1999 in an aggregate principal amount not exceeding ____________________ Dollars (U.S. $___________) (the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to ___________________ having an address at __________________________________, the Holder hereof, or its order (the "Holder"), the principal sum of __________________________ Dollars (U.S.$__________) on August 6, 1999 (the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture ("Outstanding Principal Amount"), at the rate of 5% per annum due and payable semi-annually in arrears on the 7th day of February and August of each year (each an "Interest Payment Date"), with the first such payment due on February 7, 1997. Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Convertible Securities Subscription Agreement dated as of _______________, 1996 between the Company and the Holder (the "Subscription Agreement"). The principal of and interest on this Debenture are payable in such coin or currency of the United States of America as of the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time, provided, however, that, in lieu of paying such interest in coin or currency, the Company may, at its option, pay interest on this Debenture for any Interest Payment Date by adding the amount of such interest to the Outstanding Principal Amount due under this Debenture ("PIK Interest") pursuant to a statement in the form of Exhibit 2 hereto ("PIK Statement") delivered by the Company to the Holder on or prior to the applicable Interest Payment Date. If the cash interest due hereunder is not paid to the Holder by the applicable Interest Payment Date, then the Holder shall be entitled to the addition of PIK Interest hereunder and to the delivery of a PIK Statement with respect thereto. Any PIK Interest when so added to the Outstanding Principal Amount due under this Debenture shall, for all purposes of this Debenture, be deemed to have been part of the principal indebtedness originally evidenced by this Debenture including, without limitation, for purposes of determining interest thereafter payable hereunder and amounts thereafter convertible into Common Stock hereunder. Subject to the conversion hereof, in whole or in part, on or before the Maturity Date pursuant to Paragraph 5 hereof, the Company will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, to the Holder of this Debenture as of the tenth (10th) day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Debenture Register.

The payment of the principal of, interest on or any other amounts due on this Debenture will be subordinate in right of payment to the prior payment in full of any existing bank or institutional debt of the Company or any of its subsidiaries ( collectively, the "Senior Credit Facility"); provided that the Senior Credit Facility shall at no time exceed $6,000,000 in the aggregate. No payment on account of principal of, redemption of, interest on or any other amounts due on the Debenture, and no redemption, purchase or other acquisition of the Debenture may be made unless (I) full payment of amounts then due under the Senior Credit Facility have been made or duly provided for pursuant to the terms thereof, or (ii) at the time for, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under the Senior Credit Facility any default by the Company in the payment of principal and interest due to such thereunder. The obligation of the Company to effect the conversion of this Debenture and to pay interest in the form of PIK Interest shall not be limited by the provisions of this paragraph.

         This Debenture is subject to the following additional provisions:

         1. Exchange. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different denominations, of not less than $100,000 each as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws and in accordance with other applicable provisions hereof. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture be overdue, and the Company shall not be affected by notice to the contrary.

         3. Definitions. For purposes hereof the following definitions shall apply:

                 "Acquisition Period" shall mean any period beginning on the date when there shall first be announced publicly a Paragraph 4 Transaction or any other transaction involving an Equity Offering issued or to be issued in consideration for the acquisition of one or more other businesses or business entities by purchase or sale, merger, consolidation or like transaction (an "Acquisition") and ending 30 trading days after consummation of the Acquisition.

                 "Closing Date" shall mean the date of original issuance of the Debenture.

                 "Common Stock" shall mean the Common Stock, par value $0.0034 per share, of the Company.

                 "Conversion Date Market Price" shall mean, (as set forth in the schedule below,) an amount that is equal to X%, as set forth in the schedule below, (the "X Percentage") of the average of the Market Price for Shares of Common Stock on each of the five trading days immediately preceding the Holder Conversion Date, subject to adjustment from time to time as set forth in Paragraph 7 hereof and in Section 6 of the Registration Rights Agreement.

                      Conversion Date
                 (Days from Closing Date)                           X
                 ------------------------
                 0 to 53                                            100%
                 54 to 83                                           88%
                 83 to 113                                          87%
                 114 to 143                                         86%
                 144 to 173                                         85%
                 174 to 203                                         84%
                 204 to 233                                         83%
                 234 to 263                                         82%
                 264 to 293                                         81%
                 294 to Maturity Date                               80%


                 "Conversion Deficiency" shall have the meaning set forth in Paragraph 9(b).

                 "Conversion Notice" shall have the meaning set forth in Paragraph 5(c).

                 "Conversion Rate" shall have the meaning set forth in Paragraph 5(b).

                 "Equity Offerings" shall mean the issuance or sale by the Company of any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Exchange Act Reports).

                 "Forced Conversion Notice" shall have the meaning set forth in Paragraph 5(a)(iii).

                 "Holder Conversion Date" shall have the meaning set forth in Paragraph 5(c).

                 "Market Price for Shares of Common Stock" shall mean, except as hereinafter provided when a Forced Conversion Notice is in effect, the price of one share of Common Stock determined as follows:

                          (I)     If the Common Stock is listed on the Exchange
(as defined in the Subscription Agreement), the closing bid price on the date of valuation;

                          (ii)    If the Common Stock is listed on a national
securities exchange, the closing sales price on the date of valuation;

                          (iii)   If neither (I) nor (ii) apply but the Common
stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the last reported "bid" price on the date of valuation; and

                          (iv)    If neither clause (I), (ii) or (iii) above
applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                 When a Forced Conversion Notice shall be in effect, references in clauses (I), (ii) and (iii) above to closing or last reported bid or sales prices shall, in each case, be changed to refer to the lowest sales prices on the respective dates of valuation.

                 "Paragraph 4 Transaction" shall mean a merger, consolidation, or other transaction referred to in Paragraph 4.

                 "Post-Deficiency Conversion" shall have the meaning set forth in Paragraph 9(b).

                 "Redemption Date" shall have the meaning set forth in Paragraph 6(c).

                 "Subscription Agreement" shall mean the Convertible Securities Subscription Agreement dated _______________, 1996, between the Company and the Subscriber or Subscribers to the original issue of the Debentures and the Warrants.

                 "Warrants" shall have the meaning provided in the Subscription Agreement.

                 "                      , 1996 Debentures" shall mean the 5%
Convertible Debentures issued by the Company on ______________, 1996 in the aggregate principal amount of _______________ Dollars (U.S. $__________).

                 "                     , 1996 Debentures" shall mean the 5%
Convertible Debentures issued by the Company on ______________, 1996 in the aggregate amount of ________________ Dollars (U.S. $___________).

                 "                    , 1996 Debentures" shall mean the 5%
Convertible Debentures issued by the Company dated as of ____________ , 1996, 1996 in the aggregate principal amount of _______________________ Dollars (U.S. $_________).

                 Other terms defined in the Subscription Agreement or in the Warrant or Registration Rights Agreement referred to therein and not otherwise defined herein shall have the same meaning herein as they do in such other instrument.

         4. Merger, Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation) or any other corporate reorganization or transaction or series of related transactions, in any of which in excess of 50% of the Company's voting power is transferred (a "Paragraph 4 Transaction"), the Holders of this Debenture, to the extent then outstanding and notwithstanding anything in Paragraph 5(a) to the contrary, shall participate in any such transaction as a class with common stockholders of the Company on the same basis as if this Debenture had been converted one day prior the record date or effective date of such transaction, as applicable, provided, however, that if a Paragraph 4 Transaction or the record date for determination of the Company's stockholders entitled to participate in such Transaction shall occur at any time before the first anniversary of the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement, both of which are referred to in the Subscription Agreement, then, at the option of the Holder of this Debenture, such Holder may treat the effective date of such Paragraph 4 Transaction as a Redemption Date and shall be entitled to receive the redemption price with respect to such Redemption Date as is provided in Paragraph 9(b). Such Holder shall be entitled to make such election at any time up to ten (10) trading days after the effective date of the Paragraph 4 Transaction. Nothing in this Section 4 shall prohibit the Holder from converting any part or all of this Debenture in accordance with the terms hereof, up to and including the effective time and date of the Paragraph 4 Transaction.

         5. Conversion. This Debenture is subject to conversion as follows:

                 (a) (I) Holder's Right to Convert. This Debenture shall be convertible at any time and from time to time, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock.

                          (ii) Automatic Conversion.  At maturity of this
Debenture, the principal indebtedness then outstanding hereunder (including without limitation all PIK Interest then included therein) shall automatically be converted into fully paid, validly issued and nonassessable shares of Common Stock and, except for the Holder's right to receive the Common Stock into which this Debenture is automatically so converted and except for any portion of this Debenture which cannot be so converted by reason of the limitations provided or referred to in Paragraphs 5(d) and 9(b) hereof, this Debenture shall be deemed to have been canceled whether or not surrendered upon such automatic conversion.

                          (iii) Forced Conversion.  From and after the business
day following the conversion of the August 7, 1996 Debentures in their entirety, but only for so long as the Registration Statement remains effective, subject to section 5 (d) hereof, the Company may require the Holder to convert any part or all of the principal indebtedness then outstanding hereunder into fully paid, validly issued and nonassessable shares of Common Stock. The Company shall notify the Holder of each such requirement by written notice (a "Forced Conversion Notice") given to and received by the Holder at least 30 business days prior to the date of such Forced Conversion specified in such notice. Prior to such date of Forced Conversion, the Holder may, pursuant to Section 5(a)(I) hereof, convert the principal indebtedness covered by such Forced Conversion Notice and/or any part or all of any other principal indebtedness then outstanding hereunder. Notwithstanding anything herein to the contrary, during any Acquisition Period, the Company may not issue a Forced Conversion Notice or require a Forced Conversion, and any Forced Notice pending and outstanding at the beginning of an Acquisition Period shall be null and void and without further force or effect.

                          (iv) Accrued But Unpaid Interest.  Notwithstanding
anything in this Debenture to the contrary, the conversion of any part or all of the Outstanding Principal Amount of this Debenture shall include, without limitation, the conversion of all the accrued but unpaid interest on the Outstanding Principal Amount so converted.

                 (b) Conversion Price for Holder Converted Shares. The Outstanding Principal Amount of this Debenture that is converted into shares of Common Stock shall be convertible into the number of shares of Common Stock which results from application of the following formula:

                                     P + I
                          ----------------------------
                          Conversion Date Market Price

           P = principal amount of this Debenture submitted for conversion
           I = accrued but unpaid interest on P as of the Holder Conversion Date

                          The number of shares of Common Stock into which the
Outstanding Principal Amount of this Debenture, and interest accrued thereon, may be converted pursuant to this paragraph is hereafter referred to the "Conversion Rate."

                 (C) Mechanics of Conversion. In order to convert this Debenture (in whole or in part) into full shares of Common Stock, the Holder shall surrender this Debenture, duly endorsed, by either overnight courier or 2-day courier, to the principal office of the Company, and, in case of such conversion pursuant to Section 5(a)(I), shall give written notice in the form of Exhibit 1 hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company at such office that the Holder elects to convert the principal amount specified therein, which such notice and election shall be irrevocable by the Holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the Debenture evidencing the principal amount is delivered to the Company as provided above, or the Holder notifies the Company that such Debenture(s) have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by its connection with such Debentures; and provided further that each Conversion Notice shall provide for the Holder's election to convert either (I) at least $100,000 of the Outstanding Principal Amount of the Debenture or Debentures so to be converted, or (ii) if such Outstanding Principal Amount shall then be less than $100,000, the entire amount thereof.

                          Upon receipt of such Conversion Notice, the Company
shall immediately verify the Holder's calculation of the Conversion Rate. In the case of such Conversion Notice given by the Holder or in the case of automatic conversion or Forced Conversion pursuant to Paragraph 5(a)(ii) or
(iii), as the case may be, the Company shall use its best efforts to issue and deliver within two (2) business days after delivery to the Company of such Debenture(s), or after receipt of such agreement and indemnification, to such Holder of Debenture(s) at the address of the Holder, or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid, together with a Debenture or Debentures for the principal amount of Debentures not submitted for conversion. The date on which the Conversion Notice or the Forced Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice or gave the Forced Conversion Notice, as the case may be. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Holder Conversion Date or on the Maturity Date, as the case may be.

                 (d) Limitation in Conversion. Notwithstanding anything herein contained to the contrary, the number of shares of Common Stock to be issued pursuant to a Conversion Notice, pursuant to the automatic conversion provided in Paragraph 5(a)(ii) hereof or pursuant to Forced Conversion Notice duly given in accordance with Paragraph 5(a)(iii) hereof shall not exceed the number of such shares which, together with the Common Stock (I) theretofore issued upon conversion of Debentures and exercise of the Warrants and (ii) reserved for issuance pursuant to then unexpired and unexercised Warrants, would exceed 3,943,003 shares of Common Stock, as theretofore adjusted pursuant to the provisions hereof. If Conversion Notices or Forced Conversion Notices issued on the same Holder Conversion Date by or to Holders of this and other Debentures or if the automatic conversion of this and other Debentures would, in the aggregate, result in the issuance of Common Stock exceeding the limitation provided in this Paragraph 5(d), then the conversion that would then be permitted within such limitation shall be made pro rata according to the number of shares which, but for such limitation, would be issued pursuant to such Conversion Notices or Forced Conversion Notices or upon such automatic conversion, as the case may be, or in the case of Forced Conversion Notices, the Holder may at its option notify the Company of the suspension of the Forced Conversion pursuant to such Forced Conversion Notice unless and until the same would no longer so exceed such limitation.

         6. Redemption. The Company shall have the following redemption obligations.

                 (a) Company's Obligation To Redeem. Any portion of this Debenture which, at any time on or before the Maturity Date, by reason of the limitation provided in Paragraph 5(d), cannot be converted shall, at the Holder's option expressed by notification to the Company (a "Redemption Notice"), be redeemed by the Company for cash consideration to be paid by the Company to each Holder of the Debentures being redeemed; provided however, that if such Redemption Notice, given by the Holder shall not be included in or accompanied by a Conversion Notice covering all of the Common Stock into which this Debenture can then be converted, the Company may, by notice to the Holder, suspend such requested redemption pursuant to this Paragraph 6(a) for a period of up to 60 calendar days if the Company (I) decides to seek approval of its stockholders of the issuance pursuant to the conversion of the Debentures of such

3,943,003 shares and of such number of shares of its Common Stock in excess thereof as well as enable their full conversion of all of the Debentures into Common Stock at all times on or before the Maturity Date in accordance with the terms thereof other than the limitation provided in Paragraph 6(d), (ii) pursues such approval with all due diligence during such suspension and (iii) obtains such approval within such 60 days, and if such approval shall be so obtained, such Redemption Notice and such limitation shall be of no further force or effect. In the event at any time less than all the outstanding Debentures are redeemed, the Company shall redeem from each Holder a pro rata amount of Debentures based upon the Outstanding Principal Amount of Debentures held by such Holder in relationship to the aggregate Outstanding Principal Amount of all Debentures.

                 (b) Redemption Price. The redemption price for the portion of this Debenture being redeemed pursuant to Paragraph 6(a) hereof shall equal the greater of (I) the redemption price determined pursuant to Paragraph 9(b), and (ii) 110% of the Outstanding Principal Amount of this Debenture being so redeemed, plus accrued but unpaid interest on such Amount.

                 (C) Mechanics of Redemption. In the event the Company shall be required to redeem any part or all of the Outstanding Principal Amount of the Debentures, the Company shall send by either overnight courier or 2-day courier (with a copy sent by facsimile) notice of such determination to the record Holders of the Debentures being redeemed (the "Redemption Debentures"). If the Company shall be required so to redeem less then the Outstanding Principal Amount of all Debentures, such redemption shall be made from each Holder, pro rata according to the portion of the total Outstanding Principal Amount of all Debentures then held by each Holder. The notice shall provide that the redemption shall occur on a date (the "Redemption Date") that is no later than 5 business days after the date such notice was sent by confirmed facsimile to such record Holders. On the Redemption Date the Redemption Debentures shall be redeemed automatically without any further action by the Holders of such Debentures and whether or not the Debentures are surrendered to the Company; provided, that the Company shall be obligated to pay the cash consideration due to a Holder of such Debentures upon redemption when such Debentures are either delivered to the principal office of the Company or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture. Thereupon, there shall be promptly issued and delivered to such Holder, within three business days after the Redemption Date and delivery to the Company of such Debentures, or after receipt of such agreement and indemnification, at the address of such Holder on the books of the Company, payment in immediately available funds to the name as shown on such surrendered Debenture in the amount of the redemption price as calculated as set forth in Paragraph 6(b).

         7.      Stock Splits: Dividends, Adjustments, Reorganizations.

                 (a) Stock Splits and Combinations. The Company shall not effect or fix a record date for any stock split, subdivision or combination with an effective date within five (5) trading days of a Redemption Date, the giving of a Conversion or Forced Conversion Notice, or the effective date of a Paragraph 4 Transaction.

                 (b) Certain Dividends and Distribution. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, with an effective date within five (5) trading days of a Redemption Date, the giving of a Conversion or Forced Conversion Notice, or the effective date of a Paragraph 4 Transaction.

                 (C) Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (including, without limitation, rights to acquire Common Stock or such other securities), then and in each such event provision shall be made so that the Holders of Debentures shall receive upon conversion thereof pursuant to Paragraph 5 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Company to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had such Holder thereafter, during the period from the date of such event to and including the Holder Conversion Date, retained such securities, subject to all other adjustments called for during such period under this Paragraph 7 with respect to the rights of the Holders of the Debentures. For purposes of this Paragraph 7(c), the number of shares of Common Stock so receivable upon conversion by the Holder shall be deemed to be that number which the Holder would have received upon conversion of the entire Outstanding Principal Amount hereof if the Holder Conversion Date had been the day preceding the date upon which the Company announced the making of such dividend or other distribution.

                 (d) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 7 or a merger or consolidation, provided for in Paragraph 4), then and in each such event each Holder of Debentures shall have the right thereafter to convert such Debenture into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                 (e) Reorganizations. If at any time or from time to time after the Closing Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Paragraph 7) then, as a part of such reorganization, provision shall be made so that the Holders of the Debentures shall thereafter be entitled to receive upon conversion of the Debentures the number of shares of stock or other securities or property to which a holder of the number of shares of

Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 7 with respect to the rights of the Holders of the Debentures after the reorganization to the end that the provisions of this Paragraph 7 shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                 (f) Conversion Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than issuance of the Warrants and shares of Common Stock pursuant to the exercise thereof, shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Exchange Act Reports but including, without limitation, any such issuance in a Paragraph 4 Transaction or other Acquisition) at an effective purchase price (or for consideration in a Paragraph 4 Transaction, Acquisition or other transaction) per Common Share which is less than the Conversion Date Market Price then in effect or the then Market Price For Common Shares, in each such case each of the X percentages under the definition Conversion Date Market Price in effect under the Debentures immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to percentages determined by multiplying each such percentage then in effect by a fraction,
(x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue, including, without duplication, those deemed to have been issued under any provision of the Debentures plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Market Price For Common Shares or Conversion Date Market Price, as the case may be, then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale including, without duplication those deemed to have been issued under any provision of the Debentures. For purposes of the foregoing , the amount of consideration received by the Company for any such issuance or sale, other than Cash, shall be the fair market value thereof as determined by the Company's Board of Directors , or at the option of the Holder of Debentures evidencing 50% or more of the principal indebtedness then evidenced thereby, by an investment banker or other appraiser selected by such Holders and reasonably acceptable to the Company.

                          In the event of any such issuance for a consideration
which is less than the Market Price For Common Shares and also less than the Conversion Price Market Date then in effect, then there shall be only one such adjustment to each such X percentage by reason of such issuance, such adjustment to be that which results in the greatest reduction of each X percentage computed as aforesaid.

                 (g) In the event of a reasonable, good faith dispute between a Holder of Debentures and the Company with respect to the adjustment required by Paragraph 7(d), 7(e) or 7(f) then, at the option of either the Holder or the Company, the dispute shall be submitted to the American Arbitration Association for resolution according to the then applicable rules thereof. The cost of such proceeding shall be shared 50% by the Holder or Holders involved in the dispute and 50% by the Company, except that each party shall bear its own legal and other expenses.

         8. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

         9.      Reservation of Stock Issuable Upon Conversion.

                 (a) Reservation Requirement. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures or upon exercise of Warrants; provided, however, that the number of shares so reserved shall at all times be at least 3,943,003 shares, of which _________ shares shall be so reserved, first, for issuance upon the exercise of any Warrants issued hereunder and any Warrants issued in connection with the August 7, 1996, Debentures, the August 29, 1996 Debentures and the September 13, 1996 Debentures second, for issuance upon the conversion of these Debentures, the August 7, 1996 Debentures, the August 29, 1996 Debentures and the September 13, 1996 Debentures, if and to the extent none or less than all of the Warrants are so issued or, if issued, expire without exercise. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures and exercise of Warrants (provided that, in no event shall the number of shares so reserved be less than the maximum number required to satisfy remaining conversion rights on the unconverted Debentures and remaining exercise rights under any Warrants issued hereunder) and the number of shares so reserved shall be increased or decreased proportionally to reflect stock splits, stock dividends, distributions or subdivisions or combinations of the Company's Common Stock.

                 (b) Conversion Deficiency. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a Holder of Debentures upon receipt of a Conversion Notice, Forced Conversion Notice or automatic conversion on the Maturity Date or if one or more Debentures cannot be fully converted pursuant to Paragraphs 5(a)(I), (ii) or (iii) by reason of the limitation provided in Section 5(d) (in either case, a "Conversion Deficiency"), from and after the fifth (5th) day following a Conversion Deficiency (which for all purposes shall be deemed to have occurred upon the Company's receipt of the applicable Conversion Notice), each Holder of the Debentures shall have the right to demand from the Company immediate redemption of any portion of the Debentures with respect to which the Company does not have a sufficient number of shares available so to satisfy such obligations of the Company or with respect to which conversion is limited by Paragraph 5(d), as the case may be, in either case in cash at a redemption price per Debenture equal to the dollar amount which is the product of (x) the Conversion Rate then applicable to the Debentures so to be redeemed pursuant to this Paragraph 9(b) and (y) the Market Price for Shares of Common Stock on the Exchange of the Company's Common Stock on the date on which the Conversion Notice or Forced Conversion Notice was delivered or the Maturity Date (in the case of an automatic conversion) occurs; provided however, that no notice of redemption may be delivered by a Holder subsequent to receipt by such Holder of notice from the Company (sent by overnight or 2-day courier with a copy sent by facsimile) of availability of sufficient shares of Common Stock (within the limitation of Paragraph 5(d)) to perfect conversion (a "Post Deficiency Conversion") of all the Debentures; provided further that such right shall be reinstated if the Company shall thereafter fail to perfect such Post-Deficiency Conversion by delivery of Common Stock certificates in accordance with the applicable provisions of Paragraph 5(b) hereof and, to the extent not so converted, payment of all accrued and unpaid interest in cash with respect thereto within five business days of delivery of the notice of Post-Deficiency Conversion. In addition to the foregoing, upon a Conversion Deficiency, the rate of interest on all of the Debentures shall, to the maximum extent permitted by applicable law, be increased by two percent (2%) (i.e. from 5% to 7%) commencing on the first day of the thirty (30) day periods (or part thereof) following a Conversion Deficiency, an additional three percent (3%) commencing on the first day of each of the second and third such thirty (30) day period (or part thereof), and an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have been duly converted or redeemed as herein provided. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Debentures as to which the Conversion Deficiency has occurred.

         10. No Impairing. The Company shall not intentionally take any action which would impair the contractual rights and privileges of the Debentures set forth herein or of the Holders thereof.

         11. Holders' Rights if Shares are Delisted or if Trading in Common Stock is Suspended. In the event that at anytime on or after the date hereof and prior to the third anniversary of the Closing Date, trading in the shares of the Company's Common Stock is suspended on the Exchange for such shares for a period of five consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such Shares are delisted and not relisted within ten (10) days thereafter, then, at a Holder's option, the Company shall redeem such Holder's Debentures at a Redemption Date designated by such Holder, and at the redemption price provided in Paragraph 6(b)(I) or Paragraph 9(b), whichever is greater.

         12. Limitations on Holder's Right to Convert and on Forced Conversion. Notwithstanding anything to the contrary contained herein, each Conversion Notice shall contain a representation that, and a Forced Conversion shall not require a Holder to convert any part of this Debenture in excess of the portion then convertible into that number of shares of the

Company's Common Stock specified in the Holder's representation to the Company that, after giving effect to the shares of the Company's Common Stock to be issued pursuant to such Conversion Notice or in such Forced Conversion, the total number of shares of the Company's Common Stock deemed beneficially owned by the Holder, together with all shares of the Company's Common Stock deemed beneficially owned by the Holder's "affiliates" as defined in Rule 144 of the Act, will not exceed 4.9% of the total issued and outstanding shares of the Company's Common Stock.

         13. Rights of First Refusal. The Holders shall have a right of first refusal pro rata according to the Holders' ownership of Debentures on the date on which the Company's notice pursuant to this Paragraph 13 is given on any Equity Offerings for a period of one (1) year from the date hereof, so long as the Holders still hold any Debentures and provided such Equity Offerings are made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, including without limitation Regulations D and S thereunder. The Company shall give the Holders written notice of its proposal to make such an Equity Offering and shall provide with such notice copies of the documentation, with the economic terms of the transaction specified, pursuant to which the Equity Offering is to be effected. Such Holders shall have ten (10) business days from receipt of such notice to deliver a written notice to the Company that such Holders wish to exercise their right of first refusal with respect to the entire Equity Offering or a part thereof. Failure by such Holders to respond within such period shall be deemed an irrevocable waiver of their right of first refusal with respect to such Equity Offering, provided that such offering is completed upon such terms and with such documentation within thirty (30) calendar days after said ten
(10) day period. If such Holders exercise their right of first refusal with respect to any Equity Offering, they must close the transactions contemplated by the proposed issuance within ten (10) business days of the exercise of their right hereunder on the same economic terms and using the same documentation provided in the Company's notice to the Holders. If the Holders fail to close the transaction for any reason other than a breach by the Company of its obligations hereunder, such Holders' right of first refusal shall irrevocably terminate with respect to such Equity Offering.

         14. Obligations Absolute. No provision of this Debenture, other than conversion as provided herein, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

         15. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         16. Replacement Debentures. In the event that any Holder notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal

Amount, if different than that shown on the original Debenture(s)) shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture(s).

         17. Payment of Expenses. The Company agrees to pay all debts and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in enforcing the provisions of this Debenture and/or collecting any amount due under this Debenture, the Subscription Agreement or the Registration Rights Agreement dated August 29, 1996, among the Company and Holders of Debentures; provided however, that if a court of competent jurisdiction shall enter a final judgment, with no further right of appeal therefrom, to the effect that the Holder is not entitled to have such debts and expenses of enforcement paid by the Company, the Company shall have no further obligation hereunder and shall be entitled to be reimbursed for any such debts and expenses theretofore paid by it pursuant to this Paragraph 17.

         18. Defaults. If one or more of the following described "Events of Default" shall occur:

                 (a)                       The Company shall default in the
                          payment of (I) interest on this Debenture, and such default shall continue for five (5) business days after the due date thereof, or (ii) the principal of this Debenture; or

                 (b)                       Any of the representations or
                          warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements of the Company heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or (when taken together with other information furnished by or on behalf of the Company, including Exchange Act Reports) misleading in any material respect at the time made; or

                 (C)                       The Company shall fail to perform or
                          observe any covenant or agreement in the Subscription Agreement, or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

                 (d)                       The Company shall (1) become
                          insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                 (e)                       A trustee, liquidator or receiver
                          shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within forty-five
                          (45) days after such appointment; or

                 (f)                       Any governmental agency or any court
                          of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within forty-five (45) days thereafter, or

                 (g)                       Any money judgment, writ or warrant
                          of attachment, or similar process in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of forty-five (45) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or

                 (h)                       Bankruptcy, reorganization,
                          insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within forty-five
                          (45) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare the Debenture immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, the Debenture shall be redeemed at a redemption price per Debenture equal to the redemption price provided in Paragraph 6(b).

         19. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         20. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and a majority-in-interest of the Holders.

         21. Assignment, Etc. The Holder may, subject to compliance with the Subscription Agreement, without notice, transfer or assign this Debenture or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest; provided, however, that before the Registration Statement contemplated by the Registration Rights Agreement becomes effective, (I) each such assignee, transferee and mortgagee shall be a sophisticated investor as contemplated by Section 2.3 of the Subscription Agreement and each such assignment, transfer, mortgagee or other encumbrance shall comply with Regulation D under the Securities Act as though such transaction has been a part of the original offer and sale of the Debentures by the Company and Regulation D was applicable thereto, or (ii) the holder will furnish the Company with an opinion of counsel to the effect that such assignment, transfer, mortgage or other encumbrance is otherwise exempt from the registration requirements under the Securities Act. Each such assignee, transferee and mortgagee shall have all of the rights and obligations of the Holder under this Debenture. The Company agrees that, subject to compliance with the Subscription Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holders' assignee, all principal, interest, and other amounts which are then due and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

         22. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

         23. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or mailed to said party by certified mail, return receipt requested, at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail or facsimile, then when actually received by the party to whom it is addressed. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. If more than one Company is named herein, the liability of each shall be joint and several. Paragraph headings are for convenience only and shall not affect the meaning of this document.

         24. Choice of Law and Venue: Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The Company hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Debenture shall, at the Holder's sole option, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York. The Company consents to the jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the Company at its address set forth in this Debenture (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                    Dated:  As of _________________
                                    MRV COMMUNICATIONS, INC.


                                    By:____________________________
                                    Print Name:____________________
                                    Print Title:___________________
                                    Print Address:_________________

ATTEST


_____________________________













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